SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 5, 2004

                                CN BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

          Maryland                  333-100460                 52-1954386
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 (State or other jurisdiction   (Commission File No.)    (IRS Employer
       of  incorporation)                                Identification Number)


                7401 Ritchie Highway, Glen Burnie, Maryland 21060
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              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (410) 760-7000

                                  -------------
                                 Not Applicable.
                                 ---------------
          (Former name or former address, if changed since last report)

Item 4. Change in Certifying Accountant
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(a) On January 2, 2004, Anderson  Associates,  LLP (Anderson)  announced that it was joining with Beard Miller Company LLP (Beard Miller) to become the Baltimore, Maryland office of Beard Miller. As a result of the merger, Anderson resigned as independent auditors of the Company. Anderson had been the Company's certifying accountants since the Company's inception in 1996. Anderson's reports on the financial statements of the Company did not contain any adverse opinions, modified opinions or disclaimers of opinion. There have been no disagreements with Anderson on any matters of accounting principles or practices, financial statement disclosures or auditing scope or procedures.

(b) On January 2, 2004, the Audit Committee of the Company engaged Beard Miller as its successor independent audit firm. The Company had not consulted with, or had any dealings with, Beard Miller personnel prior to the merger of Anderson and Beard Miller.
..
The Company has provided Anderson with a copy of the above disclosures and requested that Anderson deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above disclosures and if not, stating its matters of disagreement. Anderson's letter to the Securities and Exchange Commission is in included as Exhibit 16 of this Form 8-K.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                           CN BANCORP, INC.

                                           /s/ Jan W. Clark
                                           -------------------------------------
Dated: January 5, 2004                     President and Chief Executive Officer